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                                                                     EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                  APPALACHIAN BANCSHARES, INC. AND SUBSIDIARY
               COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE

         The following tabulation presents the calculation of basic and fully diluted earnings per common share for the years ended December 31, 1997, 1996 and 1995.



                                                1997                       1996                    1995
                                           --------------             --------------          --------------

BASIC:
Reported net income (loss) ..............  $    1,017,766             $      516,736          $     (246,712)
                                           ==============             ==============          ==============
Earnings (loss) on common shares ........  $    1,017,766             $      516,736          $     (246,712)
                                           ==============             ==============          ==============
Weighted average common shares
    outstanding - basic .................         577,495                    568,000                 568,000
                                           ==============             ==============          ==============
Earnings (loss) per common share from
    continuing operations - basic .......  $         1.76             $          .91          $         (.43)
                                           ==============             ==============          ==============
Net income (loss) .......................  $         1.76             $          .91          $         (.43)
                                           ==============             ==============          ==============

DILUTED:

Reported net income (loss) ..............  $    1,017,766             $      516,736          $     (246,712)
                                           ==============             ==============          ==============
Earnings (loss) on common shares ........  $    1,017,766             $      516,736          $     (246,712)
                                           ==============             ==============          ==============
Weighted average common shares
    outstanding - diluted ...............         581,103                    568,000                 568,000
                                           ==============             ==============          ==============
Earnings (loss) per common share from
    continuing operations - diluted .....  $         1.75             $          .91          $         (.43)
                                           ==============             ==============          ==============
Net income (loss) .......................  $         1.75             $          .91          $         (.43)
                                           ==============             ==============          ==============